151 Farmington Avenue
                                              Hartford, CT  06156


                                              Julie E. Rockmore
                                              Counsel
                                              Law Division, RE4A
                                              Investments & Financial Services
July 17, 1997                                 (860) 273-4686
                                              Fax:  (860) 273-8340




Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

Re:    Aetna Life Insurance and Annuity Company
       Variable Life Account B
       SEC File No. 811-4536 and File No. 333-15817

Gentlemen:

The undersigned has acted as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company") in connection with the registration on Form S-6 (File No. 333-15817) of interests in Variable Life Account B of the Company. It is my understanding that the Company, as depositor, has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933 (the "Securities Act") pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with such representation, I have reviewed the Registration Statement on Form S-6 filed with the Securities and Exchange Commission on November 8, 1996 and this Pre-Effective Amendment No. 1 (the "Registration Statement"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, I am of the opinion that the Securities have been legally authorized and, assuming that the Securities are issued and sold in accordance with the provisions of the prospectus being registered, will be legally issued.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to my being named under the caption "Legal Matters" in the prospectus contained therein.


Sincerely,


/s/ Julie E. Rockmore
---------------------
Julie E. Rockmore